      As filed with the Securities and Exchange Commission on May 16, 2003

                                                      Registration No. 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                             ---------------------

                            HUB INTERNATIONAL LIMITED
             (Exact name of registrant as specified in its charter)

      ONTARIO, CANADA                                        34-4412416
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                            55 EAST JACKSON BOULEVARD
                             CHICAGO, ILLINOIS 60604
          (Address of Principal Executive Offices, including zip code)

                            HUB INTERNATIONAL LIMITED
                              EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                              ---------------------

                               W. KIRK JAMES, ESQ.
                          VICE PRESIDENT, SECRETARY AND
                                 GENERAL COUNSEL
                            HUB INTERNATIONAL LIMITED
                            55 EAST JACKSON BOULEVARD
                             CHICAGO, ILLINOIS 60604
                                 (877) 402-6601
           (Name, address, and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
    Title of securities          Amount to be        Proposed maximum      Proposed maximum          Amount of
      to be registered          Registered (1)        offering price           aggregate         registration fee
                                                         per share          offering price
---------------------------------------------------------------------------------------------------------------------
       Common Shares               1,531,820            $15.08 (2)         $23,099,845.60(2)         $1868.78
=====================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Common Shares which become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Common Shares.

(2) Pursuant to Rule 457 (c) and Rule 457 (h) under the Securities Act, the offering price is based on $15.08 per share for 1,531,820 shares based on the average of the high and low prices of the Registrant's Common

         Shares on the New York Stock Exchange consolidated reporting system on May 8, 2003, and is estimated solely for the purpose of calculating the registration fee.

                                EXPLANATORY NOTE

         As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statement relating to the Hub International Limited Equity Incentive Plan filed on August 27, 2002, Registration No. 333-98809.

         At the Annual and Special Meeting of shareholders of Hub International Limited held on May 6, 2003, the shareholders of Hub International Limited approved an amendment to Section 4(a) of the Hub International Limited Equity Incentive Plan, to increase the number of common shares of Hub International Limited that may be issued in connection with awards under the plan from 2,100,000 common shares to 3,631,820 common shares.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated as of their respective dates in this Registration Statement by reference:

         (a) the description of the Registrant's Common Shares set forth under the heading "Description of share capital" contained in the Prospectus filed as part of the Registrant's Registration Statement on Form S-1 (No. 333-84734), with amendments filed on May 3, 2002, June 13, 2002, and June 17, 2002;

         (b) the Registrant's annual report on Form 10-K (No. 001-31310), as filed with the Commission on March 14, 2003;

         (c) the Registrant's current reports on Form 8-K (No. 001-31310), as filed with the Commission on March 6, 2003, March 17, 2003 and May 1, 2003; and

         (d) the Registrant's proxy statement on Schedule 14A (No. 001-31310), as filed with the Commission on March 31, 2003.

         All other documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago in the State of Illinois on May 16, 2003.

                                  HUB INTERNATIONAL LIMITED


                                  By: /s/ W. Kirk James
                                      -------------------------------------
                                      Name:   W. Kirk James
                                      Title:  Vice President, Secretary and
                                              General Counsel

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Martin P. Hughes and Richard A. Gulliver his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                                              Title                                    Date
               ---------                                              -----                                    ----

         /s/ Martin P. Hughes                       Chairman of the Board and Chief                        May 16, 2003
--------------------------------------------        Executive Officer (Principal Executive
           Martin P. Hughes                         Officer)


         /s/ Dennis J. Pauls                        Vice President and Chief Financial                     May 16, 2003
--------------------------------------------        Officer (Principal Financial and
            Dennis J. Pauls                         Accounting Officer)


--------------------------------------------        President and Chief Operating Officer,
          Richard A. Gulliver                       Director

         /s/ Bruce D. Guthart                       President, U.S. Operations, Director                   May 16, 2003
----------------------------------------------------
           Bruce D. Guthart

         /s/ R. Craig Barton                        President, Canadian Operations, Director               May 16, 2003
--------------------------------------------
           R. Craig Barton

         /s/ Jean Martin                            Director, Vice President                               May 16, 2003
--------------------------------------------
           Jean Martin

         /s/ Anthony F. Griffiths                   Director                                               May 16, 2003
--------------------------------------------
           Anthony F. Griffiths


--------------------------------------------        Director
              Paul Murray

         /s/ Bradley P. Martin                      Director                                               May 16, 2003
--------------------------------------------
           Bradley P. Martin

         /s/ Frank S. Wilkinson                     Director                                               May 16, 2003
--------------------------------------------
           Frank S. Wilkinson

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly signed this registration statement below on May 16, 2003.

                                    HUB U.S. HOLDINGS, INC.


                                    By: /s/ W. Kirk James
                                        ----------------------------------------
                                        Name:   W. Kirk James
                                        Title:  Secretary

                                  EXHIBIT INDEX


Number    Title of Exhibit                                                  Page
------    ----------------                                                  ----
4.1       Hub International Limited Equity Incentive Plan as Amended.

5.1       Opinion of W. Kirk James, Vice President, Secretary and
          General Counsel of the Registrant as to the legality of the Common Shares.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of W. Kirk James, Vice President, Secretary and
          General Counsel of the Registrant (included in his opinion in Exhibit 5.1)

24.1 Power of Attorney (included on the signature page of this Registration Statement).